UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2016

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-35560	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23622 Calabasas Road, Suite 300 Calabasas, California 91302
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 264-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2016, ImmunoCellular Therapeutics, Ltd. (the “Company”) amended its Amended and Restated Certificate of Incorporation to effect a one-for-forty reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and a reduction in the number of authorized shares of the Common Stock from 249,000,000 to 25,000,000 shares. As described in Item 5.07 below, the stockholders of the Company approved the amendment at a Special Meeting of Stockholders held on November 14, 2016 (the “Special Meeting”). The Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) became effective at 5:00 p.m. Eastern Time on November 18, 2016 (the “Effective Time”).

The Certificate of Amendment provides that at the Effective Time, every forty (40) shares of the Common Stock were automatically converted into one (1) share of Common Stock. The Certificate of Amendment also reduced the authorized number of shares of the Company’s Common Stock from 249,000,000 to 25,000,000.

In addition, the reverse stock split effected a reduction in the number of shares of Common Stock issuable upon the exercise of stock options or warrants outstanding immediately prior to the Effective Time, with corresponding increases in the exercise prices of such options and warrants. Concurrently, the Company effected a one-for-forty reverse split of its listed warrants that are trading on the NYSE MKT under the symbol IMUC.WS, such that every forty (40) listed warrants were combined into a listed warrant to purchase one (1) share of common stock at an exercise price of $7.68 per share.

No fractional shares will be issued in connection with the reverse stock split. A stockholder who otherwise would have been entitled to receive a fractional share of stock as a result of the reverse stock split will instead receive cash in lieu of fractional shares. The reverse stock split will affect all stockholders proportionately and will not affect any stockholder’s percentage ownership of the Company’s shares (except to the extent that the reverse stock split would result in some of the stockholders receiving cash in lieu of fractional shares).

When the market opens on November 21, 2016, the Common Stock and listed warrants will begin trading on the NYSE MKT on a split-adjusted basis. There will be no change in the Company’s NYSE MKT ticker symbols (IMUC, IMUC.WS) as a result of the reverse stock split. The new CUSIP number that will be applicable to the Common Stock after the reverse stock split is 452536204. The new CUSIP number that will be applicable to the Company’s listed warrants after the reverse stock split is 452536121.

The foregoing description is qualified in its entirety by the Certificate of Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

A copy of the press release announcing the one-for-forty reverse stock split is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Special Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Company’s definitive proxy statement for the Special Meeting, which was filed with the Securities and Exchange Commission on October 4, 2016.

Proposal One – The Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to effect (i) a reverse stock split of the Company’s Common Stock, whereby each outstanding forty (40) shares of Common Stock is combined, converted and changed into one (1) share of Common Stock and (ii) a reduction in the number of authorized shares of the Common Stock from 249,000,000 to 25,000,000 shares. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
69,153,246	27,270,981	1,075,424	0

Proposal Two – The Company’s stockholders approved the adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal One. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
72,259,789	22,356,979	2,882,883	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ImmunoCellular Therapeutics, Ltd. filed on November 18, 2016.

99.1	Press Release, dated November 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2016	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ David Fractor
David Fractor
Principal Accounting Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ImmunoCellular Therapeutics, Ltd. filed on November 18, 2016.

99.1	Press Release, dated November 16, 2016